UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 8, 2007

Omtool, Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-22871	02-0447481
(Commission File Number)	(IRS Employer Identification No.)

6 Riverside Drive
Andover, MA	01810
(Address of Principal Executive Offices)	(Zip Code)

(978) 327-5700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 8, 2007, Omtool, Ltd. (the “Company”) received a letter (the “Letter”) from the Listing Qualifications Department of the Nasdaq Stock Market (the “Department”) stating that, based upon the Company’s non-compliance with Marketplace Rule 4310(c)(3), which requires the Company to have (i) a minimum of $2,500,000 in stockholders’ equity, (ii) $35,000,000 market value of listed securities, or (iii) $500,000 of net income from continuing operations for the most recently completed fiscal year or two of the three most recently completed fiscal years, the Department has determined to deny the Company continued listing on The Nasdaq Capital Market (the “Capital Market”).  The Letter follows the Company’s announcement on May 22, 2007 that the Department was reviewing the Company’s eligibility for continued listing on the Capital Market in light of the Company’s non-compliance with Marketplace Rule 4310(c)(3) as described above.

The Company plans to request a hearing before a Nasdaq Listing Qualifications Panel (the “Panel”) to seek continued listing of its securities on the Capital Market.  The request for a hearing will stay the Department’s determination, which would otherwise result in a delisting from the Capital Market, until the Panel renders a determination subsequent to the hearing.

The Company is currently assessing various ways to regain and sustain compliance with all applicable Capital Market listing requirements, including exploring and reviewing a broad range of strategic and financial alternatives.  However, there can be no assurance that the Panel will grant the Company’s request for continued listing on the Capital Market or that any such alternatives will occur or be successful.

A copy of the Company’s press release announcing the Letter is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1                           Press Release of the Company, dated June 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMTOOL, LTD.

Date:June 14, 2007
	By:	/s/ Daniel A. Coccoluto
	Name:	Daniel A. Coccoluto
	Title	Chief Financial Officer,
Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release of the Company, dated June 14, 2007